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                                                                    Exhibit 23.4


                             ACTION INDUSTRIES, INC.
                               6% PROMISSORY NOTE
                               DUE MARCH 31, 2000

$2,500,000.00                                            March 18, 1998

     THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. IT CANNOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.

FOR VALUE RECEIVED, the undersigned, ACTION INDUSTRIES, INC., a Pennsylvania corporation with offices at 460 Nixon Road, Cheswick, Pennsylvania 15024 ("Maker"), promises to pay to the order of GENERAL VISION SERVICES, INC., a Delaware corporation with offices at 330 West 42nd Street, New York, New York 10036 ("Payee"), on March 31, 2000 or sooner as provided herein (the "Maturity Date"), the principal amount of Two Million Five Hundred ($2,500,000.00) Dollars, in lawful money of the United States of America, together with simple interest at the rate of six percent (6%) per annum prior to the Maturity Date and twelve percent (12%) thereafter (the "Obligations"). Interest shall be paid commencing July 1, 1998 and quarterly thereafter. All payments hereunder shall be made to Payee at its address set forth above or such other place as Payee shall designate in writing to Maker. This Note is issued by Maker to Payee in accordance with the terms and conditions set forth in the agreement between Maker and Payee dated as of the date hereof (the "Agreement"). Pursuant to the terms of the Agreement, Payee is purchasing 26,800,000 shares of Maker's common stock (the "Stock").

1.     Affirmative Covenants.

Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations, it shall, and shall cause each of its subsidiaries to, (i) pay and discharge or cause to be paid and discharged all of its indebtedness, including the Obligations, as and when due and payable; and (ii) pay and discharge or cause to be paid and discharged promptly before any default all (A) taxes (other than those being contested in good faith) imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims (other than those being contested in good faith) for services or otherwise. Maker, or any of its subsidiaries, may, however, contest in good faith, by proper legal actions or proceedings, the validity or amount of any claim arising for indebtedness other than the Obligations, provided that at the time of commencement of any such action or proceeding and during the pendency thereof adequate reserves with respect thereto are maintained on the books of Maker, or any of its subsidiaries, as the case may be, and Maker, or any of its subsidiaries, as the case may be, promptly notifies Payee of any

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ACTION INDUSTRIES, INC. 6% NOTE TO THE ORDER OF
GENERAL VISION SERVICES, INC. DATED MARCH 18, 1998

such contest involving an amount in excess of Ten Thousand ($10,000) Dollars, or an aggregate amount in excess of One Hundred Thousand $100,000 Dollars.

2.     Negative Covenants.

Maker hereby agrees that, except as provided in the Agreement, from and after the date hereof and until the date of repayment in full of the Obligations, it shall not, and shall cause each of its subsidiaries not to, without the prior written consent of Payee, (i) directly or indirectly, by operation of law or otherwise, merge or consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any person or entity; provided, however, that Maker may merge any of its subsidiaries into it or merge with Payee; or (ii) take or omit to take any action, which act or omission would constitute (A) a default or event of default pursuant to, or noncompliance with, any of the terms of the Credit Documents (as defined in Paragraph 4 below), or (B) a default or an event of default which results in the acceleration of any indebtedness of Maker or any of its subsidiaries to any commercial bank or financial institution.

3.     Representations and Warranties of Maker.

Maker represents and warrants that it: (i) has full power and authority to execute and deliver this Note, and that the execution and delivery of this Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and
(ii) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Note, so that upon the execution and delivery of this Note, it shall constitute the valid and legally binding obligation of Maker enforceable in accordance with the terms thereof.

4.     Security.

This Note shall be secured by the Stock in accordance with the terms of that certain Security Agreement dated as of the date hereof between Maker and Payee, and is entitled to the benefits of and security provided under the Agreement and the Security Agreement. This Note, the Agreement and the Security Agreement are sometimes collectively referred to herein as the "Credit Documents."


5.     Events of Default.

The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

          (a) Failure to Make Payment. Maker shall fail to make any payment of principal of, or interest on, or any other amount owning in respect of, this Note when due and payable or declared due and payable pursuant to the terms hereof, and such failure shall remain uncured after the expiration of ten (10) days after giving of notice thereof.


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ACTION INDUSTRIES, INC. 6% NOTE TO THE ORDER OF
GENERAL VISION SERVICES, INC. DATED MARCH 18, 1998


          (b) Breach of Covenant. Maker shall fail at any time to be in material compliance with any of the covenants set forth in this Note or the Credit Documents or shall to pay or observe any of the provisions of this Note or the Credit Documents to be compiled with, performed, kept or observed by the Maker.

          (c) Attachments, Seizures and Levies. Any of the material assets of Maker or any of its subsidiaries shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Maker or any of its subsidiaries or affiliates thereof as the case may be; or any person or entity other than Maker or any of its subsidiaries or affiliates thereof, as the case may be, shall apply for the appointment of a receiver, trustee or custodian for any of the assets of Maker or any of its subsidiaries, as the case may be, and such application or proceeding shall remain unstayed or dismissed for a period of sixty (60) consecutive days.

          (d) Involuntary Bankruptcy Proceedings. A case or proceeding shall have been commenced against Maker or any of its subsidiaries in a court having competent jurisdiction seeking a decree or order in respect of Maker or any of its subsidiaries (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker or any of its subsidiaries, or any of Maker's or any of its subsidiaries' properties; or (iii) ordering the winding-up or liquidation of the affairs of Maker or any of its subsidiaries, and such case or proceeding shall remain unstayed or undismissed for a period of sixty
          (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (e) Change in Board of Directors. A majority of Makers board of directors as it shall be constituted in accordance with the terms of the Agreement (the "Current Directors") shall change without the consent or approval of the Current Directors.

6.     Remedies

Upon the occurrence of an Event of Default, Payee may thereafter, at its option, declare all Obligations then remaining unpaid hereunder immediately due and payable, whereupon the same shall forthwith mature and become due and payable, without any further notice to and without presentment, demand, protest or notice of protest, all of which are hereby waived by Maker. Upon a declaration of acceleration by Payee, the entire unpaid principal amount, hereof together with interest thereon shall become immediately due and payable in full plus all reasonable costs and expenses of the collection and enforcement of this Note, including reasonable attorney's fees and expenses, all of which shall be added to the amount due under this Note. The rights, powers, privileges and remedies of Payee pursuant to the terms hereof are cumulative and not exclusive of any other rights, powers, privileges and


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ACTION INDUSTRIES, INC. 6% NOTE TO THE ORDER OF
GENERAL VISION SERVICES, INC. DATED MARCH 18, 1998


remedies which Payee may have under this Note, the Credit Documents or any other instrument or agreement.

7.     Acknowledgement of Payee's Investment Representations.

By accepting this Note Payee acknowledges that this Note has not been and will not be registered under the Act or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon such acknowledgment and Payee's representations as set forth below, this Note is being issued to Payee pursuant to an exemption from such registration provided by Section 4 (2) of the Act and applicable state securities law qualification exemptions. Payee represents that it is acquiring the Note for its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of it for any particular event or circumstance, except selling, transferring or disposing of it only upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. Payee further understands and agrees that no transfer of this Note shall be valid unless made in compliance with the restrictions set forth on the front of this Note.

8.     Limitation of Liability.

A director, officer, employee or stockholder, as such, of Maker shall not have any personal financial liability for any obligations of Maker under this Note or for any claim based on, in respect or by reason of such obligations or their creation. Payee, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

9.     Limitation of Interest Payments.

Nothing contained in this Note or in any other agreement between Maker and Payee requires Maker to pay or Payee to accept interest in an amount which would subject Payee to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of Interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the Commonwealth of Pennsylvania or the State of New York. Should Payee receive any payment which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the Principal outstanding on this Note.

10.    Maker's Right to Prepay.

Maker may prepay this Note or any portion thereof at any time without incurring any penalty.


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ACTION INDUSTRIES, INC. 6% NOTE TO THE ORDER OF
GENERAL VISION SERVICES, INC. DATED MARCH 18, 1998


11.    Miscellaneous

11.1 Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as an acquiescence in any default.

11.2 Effect of Single or Partial Exercise of Right. No single or partial exercise of any right remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

11.3 Governing Law; Jurisdiction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State. Any action, suit or proceeding in connection with this Note may be brought against Maker in a court of record of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, Maker hereby consenting and submitting to the jurisdiction thereof; and service process may be made upon Maker, by certified or registered mail, at the address of Maker first set forth above, or at such other address as may be given in writing in future by Maker to Payee.

11.4 Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

11.5 Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like in tenor in lieu of this Note.

11.6 Modification of Note or Waiver of Terms Thereof Relating to Payee. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Payee and then only to the extent set forth in such writing, nor shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in writing duly executed by Payee.

11.7 Notice. All offers, acceptances, notices, requests, demands and other communications under this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only when delivered in person, via facsimile transmission if receipt thereof is confirmed by the recipient, or if mailed, three days after mailing by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.

11.8 Payee's Right to Assign Note. Payee may transfer or assign this Note without the approval of Maker upon notice to Maker, in which event Maker, if requested in such notice, shall, in a timely manner, make a new note of like tenor in the name of the transferee or assignee and deliver it to such transferee or assignee against delivery to Maker of this Note.



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ACTION INDUSTRIES, INC. 6% NOTE TO THE ORDER OF
GENERAL VISION SERVICES, INC. DATED MARCH 18, 1998


11.9 Representation of Maker. Maker represents that it has reviewed this Note with legal counsel and that it understands the meaning and legal consequences of this Note and the terms, conditions, representations, warranties and covenants set forth herein.

11.10 Right to Commence Proceedings in Other Jurisdictions. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any other jurisdiction or to serve process in any manner permitted by applicable law.

11.11 Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and its successors and assigns.

11.12 Waiver by Maker. Maker hereby waives presentment of payment, demand, notice of nonpayment and dishonor, protest and notice of protest.

11.13 Waiver by Maker of Certain Claims and Rights. In any action, suit or proceeding in connection with this Note, Maker hereby waives (i) any claim that New York County or the Southern District of New York is an inconvenient forum;
(ii) the right to interpose any defense based upon any claim of laches or the running of any statute of limitations; (iii) the right to interpose any defense based upon any set-off, deduction or counterclaim of any nature or description whatsoever; and (iv) any right to trial by jury.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.


                                                  ACTION INDUSTRIES, INC.
                                                  a Pennsylvania corporation


                                                  By:
                                                     ---------------------------
                                                     T. Ronald Casper, President